Exhibit 99.1

PRESS RELEASE	Contact:	John A. B. “Andy” Davies, Jr.
For Immediate Release		President and Chief Executive Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES, INC. PROVIDES

UPDATE ON CAPITAL RAISING INITIATIVE

NORFOLK, VIRGINIA (April 23, 2010) – Hampton Roads Bankshares, Inc. (NASDAQ: HMPR) (the “Company”) announced today that it has received term sheets proposing significant investments of capital from certain institutional investors.

John A. B. “Andy” Davies, Jr., the Company’s President and Chief Executive Officer, stated, “As part of our previously announced capital management plan, the Company has been actively working to identify outside sources of capital to strengthen our balance sheet. We are currently negotiating with potential lead investors who have offered to provide a substantial portion of the proposed equity financing. We believe their interest in participating in our growth and the execution of our business plans in our markets is an endorsement of our view of the underlying strength and future potential of our organization.”

The term sheets are not binding commitments, and the consummation of the transactions contemplated by any of the offers is subject to, among other things, the execution of a mutually acceptable definitive agreement and receipt of favorable regulatory responses from regulators.

Negotiations with potential investors are expected to continue for several weeks. The Company does not intend to announce any further updates unless and until these negotiations result in execution of a binding commitment.

The investments discussed above involve the sale of securities in a private transaction that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under that Act. This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Caution about Forward-Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s plans for raising capital, including negotiations towards, and possibly entering into and closing on, proposed capital investments, the Company’s future growth, and the execution of its business plans. There can be no assurance that the Company will be able to enter into a definitive agreement with any investors or obtain required capital, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, and other filings with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”). The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates thirty banking offices in the Hampton Roads region of southeastern Virginia and twenty-four offices in Virginia and North Carolina doing business as Gateway Bank & Trust Co. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance, and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.